Exhibit 10.84

                               LEASE AGREEMENT

      THIS LEASE AGREEMENT is entered into as of the 22nd day of January, 2001, by Plazamerica, Inc, a California corporation ("Landlord") and Carrington Laboratories, Inc, a Texas corporation ("Tenant"), to evidence that:

 LEASE OF THE PREMISES

      Landlord LEASES, DEMISES and LETS to Tenant and Tenant leases from Landlord the land described in Exhibit "A" attached to this Lease (the "Land"), the building on the Land (the "Building") and the other improvements, including the parking areas, owned by Landlord on the Land (the "Other Improvements"). The Land, the Building and the Other Improvements are referred to collectively as the "Premises" in this Lease. The term of this Lease (the "Term") will begin on the earlier to occur of
 (i) the date the Premises are Substantially Complete (hereinafter  defined),
 (ii) June 15, 2001, or (iii) the date Tenant commences business operations from the Premises (the "Commencement Date"), and shall end ten (10) Lease Years (hereinafter defined) from the 1st day of the month following the Commencement Date, unless the Commencement Date occurs on the 1st day of a month, in which event the first Lease Year shall begin on the Commencement Date. The term "Substantially Complete" means that the improvements to be constructed by Tenant as contemplated in the Addendum attached hereto have been completed in substantial accordance with the plans and specifications therefor, the Premises is capable of being occupied for its intended purpose and a certificate of occupancy has been issued for the Premises. The term "Lease Year" shall mean a period of twelve (12) consecutive calendar months. This Lease is made on and subject to all of the provisions, terms, covenants and conditions set out below.

 BASIC LEASE INFORMATION

 A.   Base Rent:            $ (SEE ADDENDUM)

 B.   Security Deposit      $ (SEE ADDENDUM)

 C.   Permitted Use:        General office, laboratory and warehouse, only.

 D.   Address of Landlord:  Plazamerica, Inc.
                            20341 Irvine Avenue, Suite D-4
                            Santa Ana Heights, CA  92707
                            Attention: Leasing Department

 E.   Address of Tenant:    Carrington Laboratories, Inc.
                            2001 Walnut Hill Lane
                            Irving, TX  75038
                            Attention: Carlton Turner

 F. Leased Premises: The premises as defined herein consists of approximately 281,398 square feet of land area and approximately 51,205 square feet of building area. The parties hereto agree and acknowledge that all square footages set forth herein, and in the Supplemental Terms, Covenants And Conditions of the Lease, are only approximations, and the parties to this Lease have agreed that the monthly rental payments as set forth in the Lease and the Lease Addendum are true and correct in substance as consideration.

 SUPPLEMENTAL TERMS, COVENANTS AND CONDITIONS

      Landlord leases the Premises to Tenant and Tenant accepts and agrees to use and possess the Premises on the following Supplemental Terms, Covenants and Conditions. References below to the "Basic Lease Information" are references to the information set out above. If a conflict exists between the Basic Lease Information and the provisions below, the provisions below will control.

      1. Rent. Tenant will pay Landlord, without demand, setoff or deduction except as otherwise expressly provided herein, a net monthly rental (the "Base Rent") as specified in the Basic Lease Information. The Base Rent will be due on the first day of each calendar month during the Term, except Base Rent for the first full month of the Term shall be deposited with Landlord contemporaneously with the delivery by Tenant to Landlord of this Lease. Tenant will pay all amounts due to Landlord under this Lease at the address specified in the Basic Lease Information or elsewhere as designated from time to time in notice from Landlord to Tenant; and all amounts payable by Tenant under this Lease in addition to Base Rent are additional rentals, excluding only any amounts expressly designated as not being rent.

      2. Use of the Leased Premises. Tenant will use and occupy the Premises for the Permitted Use specified in the Basic Lease Information and for no other purpose. Tenant must use and maintain the Premises in a clean, careful, safe and proper manner and in compliance with all applicable laws (including environmental protection laws), ordinances, orders, rules and regulations of all governmental bodies. Tenant will not in any manner deface or injure the Premises or overload the floors of the Building; and subject only to Paragraph 14 below, Tenant must pay Landlord on demand for any damage occurring to the Premises during the Term which Tenant fails to promptly repair in accordance with the provisions of this Lease. Tenant will conduct its business and occupy the Premises and will control its agents, employees, licensees and invitees in a manner that will not create any nuisance or illegally interfere with any of the owners or occupants of surrounding properties, and in full compliance with the easements, covenants, and restrictions which are scheduled on Exhibit "D" attached hereto and made a part hereof.

      3. Condition and Acceptance of the Leased Premises. The occupancy of the Premises by Tenant shall constitute the acknowledgment and agreement of Tenant that Tenant has inspected the Premises, that Tenant is fully familiar with the physical condition of the Premises, that Tenant has received the same in good order and condition and that the Premises comply in all respects with the requirements of this Lease and are specifically suitable to Tenant's purpose. LANDLORD AND TENANT AGREE THAT LANDLORD MAKES NO WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, CONCERNING THE REPAIR OR CONDITION OF THE PREMISES OR THE FITNESS OR SUITABILITY OF THE PREMISES FOR TENANT'S INTENDED USE, OTHER THAN AS EXPRESSLY SET FORTH IN THIS LEASE. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN, TENANT HEREBY EXPRESSLY AND SPECIFICALLY WAIVES ALL SUCH WARRANTIES. (SEE ADDENDUM)

      4. Payment of Taxes and Insurance. Tenant will periodically pay rent in addition to the Base Rent to cover "Taxes" and "Insurance Costs" (both as defined below). Within thirty (30) days after receipt of any invoice for Taxes or Insurance Costs, or as soon after such thirty (30) day period as reasonably possible, Landlord will deliver a copy of the invoice to Tenant. Tenant must pay Landlord the amount due under the invoice no later than the later of (i) ten (10) days after receipt of the invoice, or (ii) fifteen
 (15) days prior to the date on which payment on the invoice is due by Landlord. If for any reason Landlord does not receive an invoice for Taxes or Insurance Costs due with respect to the Premises, Landlord may prepare and deliver a statement for such Taxes and Insurance Costs to Tenant together with evidence reasonably supporting the amounts shown in such statement, and such statement will have the same force as an invoice for the purposes of this paragraph. Landlord may, in its sole discretion, make a reasonable and good faith estimate of the annual amount for Taxes and Insurance Costs and bill same to Tenant on a monthly basis in twelve (12) equal installments; provided, however, within thirty (30) days after the actual invoices are received by Landlord, any overpayment or underpayment will be refunded or paid to either Tenant or Landlord, as the case may be. As used herein, "Taxes" means all ad valorem taxes, charges, impositions and liens for public improvements, and assessments against the Premises, together with interest, penalties or other charges which may accrue thereon as a result of Tenant's failure to promptly pay the amounts due under this Paragraph 4. As used herein, "Insurance Costs" shall mean the costs and expenses incurred by Landlord for the insurance required to be carried by Landlord pursuant to Paragraph 11 below. Landlord shall use its good faith efforts to ensure that the Insurance Costs are as cost effective as is reasonably practical under the circumstances. Tenant shall have the right to contest the amount or validity of the Taxes by appropriate administration and legal proceedings brought either in its own name, Landlord's name or jointly and Landlord, as Tenant may deem appropriate, by counsel selected and engaged by Tenant. Landlord shall execute and deliver to Tenant whatever documents may be necessary or proper to permit Tenant to so contest such Taxes or which may be necessary to secure payment of any refund which may result from any such proceedings, and Landlord hereby irrevocably designates Tenant as its attorney-in-fact to execute such documents. If the Premises shall constitute a separate tax lot, any such proceedings shall be undertaken at the sole cost and expense of Tenant and any refund resulting therefrom shall, to the extent of the Taxes paid for the fiscal tax year or years being contested, belong solely to Tenant; on the other hand, if the Premises is part of the larger parcel for tax assessment purposes, any refund resulting from such a proceeding brought either by Tenant or Landlord or by them jointly shall be applied and paid first to reimburse the party or parties who brought the proceeding for the costs and expenses of such proceeding borne by such party or parties and then to reimburse Tenant for the difference between the amount it paid for Taxes for each tax year covered in whole or in part by the fiscal tax year or years involved in such proceeding and the amount Tenant would have been required to pay for such tax year if the taxes for such fiscal tax year or years had been assessed in accordance with the decision rendered in such proceeding, together with interest on the amount of such difference at the annual rate allowed by the court on the overpayment of taxes, and any remaining balance shall be paid to Landlord.

      5. Landlord's Repairs. Landlord, at its own cost and expense, shall maintain only the roof (including any roof membrane), the foundation and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excluded. Landlord's duty to maintain shall include the duty to replace as necessary or appropriate. Additionally, Landlord shall be responsible for repairing and replacing the parking areas of the Premises (the "Parking Areas") to the extent that such replacement or repairs are due to latent defects in the Parking Areas existing prior to the date of this Lease. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs.

      6. Tenant's Repairs.

           (a) Tenant, at its own cost and expense, shall (i) maintain all parts of the Premises, including, without limitation, the Parking Areas, landscape and grounds (except those portions of the Premises for which Landlord is expressly responsible hereunder), in good condition and (ii) promptly make all necessary repairs and replacements thereto.

           (b) Tenant,  at  its own  cost  and  expense, shall  enter  into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract must include all services required by the equipment manufacturer in its operations/maintenance manual necessary to avoid invalidating any service warranties and must become effective not later than the Commencement Date.

      7. Utilities.

           (a) Landlord agrees to provide normal water, gas and electricity service to the Premises. Not later than ten (10) days after the Landlord delivers the Premises to Tenant for Early Occupancy as provided in Paragraph 1 of the Addendum to Lease, Tenant shall contract for and pay in its own name all of such utilities and services, including, without limitation, all water, gas, heat, light, power, telephone, sewer, and sprinkler charges, together with any taxes, penalties, surcharges or the like pertaining to the Tenant's use of the Premises, and any deposits or maintenance charges for utilities.

           (b) No interruption or malfunction of any utility service, or if either the quantity or character of any utility service is changed or is no longer available to or is no longer suitable for Tenant's requirements, shall constitute an eviction or disturbance of Tenant's use or possession of the Premises or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord liable or responsible to Tenant for any damage which Tenant may sustain or incur or entitle Tenant to be relieved from any of Tenant's obligations hereunder, including, without limitation, the obligation to pay rent, or grant Tenant any right to set-off, abatement, or recoupment. The failure by Landlord to furnish, or any slowdown, stoppage or interruption of, any utility service resulting from causes beyond the control of Landlord, including without limitation, Landlord's compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation of the Building, shall not render Landlord liable in any respect for damages to either persons, property, or business, or be construed as an eviction of Tenant or work an abatement of rent, nor relieve Tenant of Tenant's obligations for fulfillment of any covenant or agreement hereof.

      8. Alterations and Additions. Except as hereinafter provided, Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord. Tenant may, without Landlord's consent, make interior, non-structural alterations which do not affect electrical, mechanical or plumbing systems, and which do not exceed $20,000.00 per occurrence and $200,000.00 in the aggregate over the term of the Lease. In addition, Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires provided that: (a) such items do not alter the basic character of the Premises or the Building and/or improvements of which the Premises are a part; (b) such items do not overload or damage the same; and (c) such items may be removed without injury to the Premises. All alterations, installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building and other improvements situated on the Premises and shall comply with all applicable governmental laws, ordinances, regulations and with Landlord's specifications and requirements. All alterations, additions and improvements made to or fixtures placed in the Premises (other than movable office furniture and equipment not attached to the Building and Tenant's trade fixtures) will be deemed a part of the Building and the property of Landlord when placed in the Premises. At the expiration or termination of the Term, Landlord may require the removal of any or all alterations, personal property and equipment from the Premises, and the restoration of the Premises to its prior condition, except for reasonable wear and tear, at Tenant's expense; provided, however, under no circumstances shall Tenant be required to remove the alterations being installed by Tenant pursuant to Paragraph 3 of the Addendum or restore the Premises to a condition existing prior to the construction of such alterations. Unless Landlord requires their removal pursuant to this Lease, all alterations made to the Premises shall remain upon and be surrendered with the Premises at the expiration or termination of the Term. All personal property and equipment on or about the Premises, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, shall be removed from the Premises by Tenant (if it is not in default) at the expiration or termination of the Term. All removals by Tenant will be accomplished in a good and workmanlike manner so as not to damage any portion of the Premises or Building, and Tenant will promptly repair and restore all damage done. If Tenant does not so remove any property which it has the right or duty to remove, Landlord may immediately either claim that Tenant has abandoned the property, or remove, store and dispose of it in any manner Landlord may choose, at Tenant's cost, and without liability to Tenant or any other party.

      9. Signs. Tenant may install any signs which are directly or indirectly related to its permitted use so long as the same comply with all applicable laws, ordinances, rules and regulations and any covenants and restrictions which are scheduled on Exhibit "D" attached hereto. Landlord shall, at no expense to Landlord, cooperate with Tenant in applying for permits and approval for such signage. Tenant shall repair, paint and/or replace the Building facia surface to which its signs are attached upon vacation of the Premises, or the removal or alteration of its signage. Except as permitted in the first sentence of this Paragraph 9, Tenant shall not (i) make any changes to the exterior of the Premises, (ii) install any exterior lights, decorations, balloons, flags pennants, banners or painting, or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from the outside of the Premises shall conform in all respects with all applicable laws, ordinances, rules and regulations and any covenants and restrictions which are scheduled on Exhibit "D" attached hereto and made a part hereof.

      10. Mechanic's Liens. Nothing in this Lease constitutes the consent or request of Landlord, express or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair to the Premises. Nor does anything herein contained or in any other agreement made by Landlord and Tenant in connection with this Lease give Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's or other liens against the interest of Landlord in the Premises. If any lien is filed against the Premises because of work performed, materials supplied or an obligation incurred by or at the request of (or alleged request of) Tenant, then Tenant will within thirty (30) days after notice of the filing of such lien cause the same to be discharged of record or bond around the same in accordance with Section 53.171 et. seq. of the Texas Property Code. If Tenant fails to discharge or bond around the lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may (but will not be obligated to) discharge the same either by paying the amount claimed to be due or by procuring the discharge by deposit in court or bonding. Any amount paid by Landlord to discharge the lien, and all reasonable legal and other expenses of Landlord, including reasonable attorneys' fees, in defending any such action or in or about procuring the discharge of the lien will be repaid by Tenant on demand.

      11. Insurance. At all times during the term of this Lease, Landlord shall maintain a policy or policies of all risk extended coverage insurance on the Building in an amount equal to not less than 100% of the replacement cost thereof issued by and binding upon an insurance company licensed to do business in the State of Texas and having an A.M. Best Rating of "A-VI" or better. At Tenant's request from time to time, Landlord shall provide Tenant with a current certificate of insurance evidencing Landlord's compliance with this Paragraph 11. Tenant, at its own expense, will procure and maintain throughout the Term and any extensions or renewals of the Term worker's compensation and comprehensive general liability insurance, including contractual liability endorsement, against claims for bodily injury, death and/or property damage occurring in or resulting from the Premises, including injury, death and/or damage caused by the condition of or any defect in the Premises. The policies evidencing such insurance must be in broad form reasonably satisfactory to Landlord, must name Landlord as an additional insured, must be issued by insurance companies reasonably acceptable to Landlord, and must afford immediate protection to the limit of not less than $2,000,000 inclusive for each occurrence. With respect to each policy evidencing such comprehensive general liability insurance, Tenant will obtain any available endorsements reasonably required by Landlord, and Tenant will deliver a copy of the policy or a certificate evidencing the same to Landlord. In addition, Tenant will obtain and deliver to Landlord a written obligation on the part of each of its insurance companies to notify Landlord at least fifteen (15) days prior to any cancellation of or material change to such insurance. If Tenant fails to comply with these requirements relating to insurance, then, in addition to any other right or remedy of Landlord, Landlord may (but will not be obligated to) obtain such insurance and charge Tenant the premium cost thereof.

      12. Tenant's Indemnification of Landlord. Tenant will indemnify and hold Landlord harmless from all fines, suits, costs and liability of every kind arising because of: (i) any violation or nonperformance by Tenant of any representation or covenant contained in this Lease; (ii) bodily injury, death and/or damage to property occurring in or resulting from any occurrence in the Premises during the Term; and (iii) any bodily injury, death and/or property damage that is incident to, arises out of, or is in any way caused by the negligence or misconduct of Tenant or any of its agents, employees, contractors, licensees or invitees. THE INDEMNITY SET OUT IN THE PRECEDING SENTENCE WILL NOT BE IMPAIRED OR AFFECTED BY NEGLIGENCE ON THE PART OF LANDLORD OR ANYONE ACTING FOR LANDLORD.

      13. Liability of Landlord. Tenant accepts responsibility for keeping all personal property and equipment in the Premises adequately insured and for maintaining adequate business interruption insurance. Tenant waives for itself and its insurers all rights of recovery against Landlord, Landlord's agents, officers and employees, for any damage or loss, whether caused by Landlord's negligence or otherwise, to the personal property and equipment in the Premises and for any theft thereof and for direct or consequential damages arising because of any interruption of Tenant's business in the Premises. Because the preceding sentence will preclude any recovery by
 Tenant or Tenant's insurers against Landlord for damage to or theft of Tenant's property in the Premises and for any interruption of Tenant's business in the Premises, Tenant agrees immediately to notify its insurers of the terms of this Paragraph.

      14. Casualty Damage.

           (a) If the Building is damaged by fire or other casualty to the extent that, in the judgment of an independent architect selected by Landlord, the same cannot be fully repaired within 210 days after the date the casualty occurs (the "Casualty Date"), then either Landlord or Tenant may terminate this Lease by notifying the other within thirty (30) days after the date the architect makes his determination, in which event the rent under this Lease will be abated as of the Casualty Date. If this Lease is not terminated, then within sixty (60) days after the Casualty Date, or such greater period as may be reasonably necessary, Landlord will commence to repair and restore the Premises and any portion of the Building required for access to the Premises, and will diligently complete the same, but Landlord is not required (a) to expend more for such repairs than the net insurance proceeds (after any payment required under any mortgage affecting the Premises) reasonably allocable to the Premises, or (b) to rebuild, repair or replace any of Tenant's personal property, furniture, furnishings, fixtures or equipment, all of which Tenant shall promptly and as soon as reasonably possible repair and replace at its sole cost and expense. In the event Landlord does not either (a) commence the repairs to the Building within the time required herein or (b) complete the repairs to the Building within 210 days after the Casualty Date, Tenant may terminate this Lease by written notice thereof to Landlord given no later than thirty (30) days following the date on which Landlord was to commence or complete such repairs, as the case may be.

           (b) If the Building is damaged by fire or other casualty during the last twelve (12) months of the Term to the extent that, in the judgment of an independent architect selected by Landlord, the same cannot be fully repaired within sixty (60) days after the Casualty Date, then either
 Landlord or Tenant may cancel this Lease as of the date of the fire or casualty by notice to the other within thirty (30) days after the architect makes his determination.

           (c) Landlord will not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage caused by fire or other casualty or the repair of such damage, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of rent during the time and to the extent all or part of the Premises are rendered unfit for occupancy because of fire or other casualty. If the Premises is damaged by fire or other casualty resulting from the intentional acts of Tenant or any employee, officer, contractor, agent, subtenant, or licensee of Tenant, rent hereunder shall not be abated.

           (d) Notwithstanding anything in the other Paragraphs of this Lease (including, without limitation, Paragraph 4 above) to the contrary, Landlord and Tenant each waive any right of recovery against the other, and the other's agents, officers, or employees, for any damage or loss to the Building or its contents resulting from fire or other "casualty" (as defined in subparagraph (a) above). However, without limiting any waivers in other Paragraphs of this Lease, the waiver set out in this paragraph shall be effective insofar, but only insofar, as compensation for such damage or loss is actually recoverable by the waiving party (net of the costs of collection) under a valid and collectible insurance policy; provided, that if no such compensation is available to the waiving party because it has failed to maintain an insurance policy covering such damage or loss with an insurance company qualified to do business in Texas and with a replacement cost endorsement (if such endorsement is available), then the waiver set out in this paragraph shall not be limited to available insurance proceeds.

      15. Eminent Domain.

           (a) If the whole or any portion of the Premises materially necessary to Tenant's use thereof is taken for any public or quasi-public use, by right of eminent domain or otherwise, or should be sold in lieu of such taking, then this Lease will terminate as of the date when title to the Premises or the applicable portion vests in the condemning authority, and any Base Rent or additional rent paid for the period after such termination shall be refunded to Tenant. Following any such taking or sale of any portion of the Premises, if this Lease is not terminated pursuant to the immediately preceding sentence, the Base Rent payable by Tenant will be reduced in proportion to the square footage of the Building taken (if any) and Landlord will restore the Premises to the extent feasible; provided, however, Landlord will not be required to spend more for such restoration than the net proceeds of the taking or sale available to Landlord.

           (b) All damages awarded for any taking of all or any part of the Premises under the power of eminent domain and all proceeds from any sale in lieu of such taking will be paid to Landlord, whether designated as compensation for the diminution in value of Tenant's leasehold or for the fee of the Premises. However, Landlord will not be entitled to any separate award made to Tenant for loss or damage to Tenant's removable personal property and trade fixtures. Nor will Landlord be entitled to any award made to Tenant because of the interruption of Tenant's business, unless the award is combined with or reduces an award for the diminution in value of Tenant's leasehold.

      16. Surrender Upon Termination.

           (a) Upon the expiration or termination of this Lease, whether caused by lapse of time or otherwise, Tenant will immediately surrender possession of the Premises to Landlord in as good a condition as existed on the date hereof, reasonable wear and tear, damage by casualty and any repair or maintenance which Tenant is not required to make pursuant to the terms of this Lease, excepted. Tenant will also deliver to Landlord all keys to the Premises. If possession is not immediately surrendered, Landlord may enter and take control of the Premises and remove Tenant and any other person who may be occupying them.

           (b) All alterations, additions or improvements made to the Premises by or on behalf of Tenant (except trade fixtures) will remain on the Premises without compensation to Tenant. However, Landlord may notify Tenant to remove all alterations, additions or improvements made by Tenant during the Term which Landlord specified as requiring removal at the time Landlord approved the installation of same pursuant to Paragraph 8 above and to repair any damage caused to the Premises by such removal. If so notified, Tenant agrees to comply within the later of ten (10) days following the date of such notice or the date upon which this Lease expires or is terminated, whichever is later. Such removal and repair will be at Tenant's expense.

           (c) Tenant shall remove any furniture, trade fixtures and any movable equipment installed by it upon the termination of this Lease. Such removal must be accomplished in a good and workmanlike manner so as not to damage the Premises. All furniture, trade fixtures and equipment not promptly removed when this Lease is terminated will be presumed abandoned by Tenant and Landlord may, at its option, take possession of such property and either declare it to be abandoned by notifying Tenant thereof, or remove it and store it or dispose of it at Tenant's expense.

      17. Holding Over. If Tenant continues to hold the Premises after the expiration or other termination of this Lease without the written consent of Landlord, Tenant must, throughout the entire holdover period: (i) pay Base Rent at a rate of 150% of the rate applicable immediately prior to the holdover period, and (ii) continue to perform every other obligation required of Tenant hereunder. Nonetheless, holding over by Tenant after the expiration or other termination of the Term will not be construed to extend the Term. Tenant agrees to indemnify Landlord against all claims for damages resulting from any delay by Landlord in delivering possession of the Premises to another tenant or prospective tenant caused by Tenant's holding over. Any holding over with the written consent of Landlord will convert this Lease to a lease from month-to-month, subject to all the terms and conditions contained herein.

      18. Assignment and Subletting.

           (a) Tenant acknowledges that without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), Tenant does not have the right or power to assign or in any manner transfer this Lease or any estate or interest hereunder. Further, without Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed), Tenant shall not: (i) permit any assignment of this Lease or any estate or interest hereunder, voluntarily or by operation of law; (ii) sublet the Premises or any part thereof; (iii) grant any license, concession or other right of occupancy of any portion of the Premises; or (iv) permit the Premises to be possessed by any parties other than Tenant, its agents and employees (hereinafter the above are individually and collectively referred to as "Transfer"). Consent by Landlord to one or more Transfers will not operate as a waiver of Landlord's rights as to any subsequent Transfers. Notwithstanding any assignment or subletting, Tenant shall at all times remain fully liable for the payment of the rent herein specified and for compliance with all of Tenant's other obligations hereunder. If an event of default (as defined below) should occur when this Lease is assigned or any part of the Premises are sublet, Landlord, in addition to any other remedies provided in this Lease or available at law, may at its option collect directly from any assignee or subtenant all rents becoming due to Tenant and apply them against any sums due from Tenant. Tenant hereby authorizes and directs any assignee or subtenant to make such payments of rent directly to Landlord upon request from Landlord. No collection by Landlord from any assignee or subtenant will constitute a novation or a release of Tenant or any guarantor of Tenant's obligations from the further performance of Tenant's obligations. Nor will Landlord's receipt of rent from any transferee, assignee, subtenant, or occupant of the Premises constitute a waiver of Tenant's covenant against assignment and subletting. Any attempted Transfer, assignment, sublease, mortgage or encumbrance by Tenant in violation of this Paragraph will be void.

           (b) Should Tenant desire to make a Transfer requiring Landlord's consent, Tenant shall give Landlord not less than forty-five (45) days prior written notice thereof and at the same time as giving such notice and requesting Landlord's consent, submit a copy of the Transfer documents to Landlord, together with a processing fee of $750.00, and notify Landlord of the proposed commencement date of the Transfer, the name of the proposed Transferee (accompanied by evidence of the nature, character, and financial condition of the Transferee and its business which Landlord believes is necessary for its determination), and all terms and conditions (including rental) of or relating to the Transfer. If Landlord grants any request of Tenant to assign this Lease or sublet any part of the Premises, such assignment or subletting will be subject to all the terms and conditions of this Lease, including conditions as to use and occupancy of the Premises. Under no circumstances will Tenant be relieved from any obligation under this Lease during any period that the Premises are sublet or this Lease is assigned. If the consideration Tenant receives for any Transfer exceeds the rent payable under this Lease for the same period and portion of the Premises, seventy-five (75%) of the excess shall be immediately due and payable by Tenant to Landlord as additional rent under this Lease.

           (c) Notwithstanding anything to the contrary contained in this Paragraph 18, Tenant may, without Landlord's prior written consent, but with at least ten (10) days prior written notice to Landlord, (i) assign this Lease to an entity into which Tenant is merged or consolidated or to an entity which substantially all of Tenant's assets are transferred and (ii) assign or sublet the Premises, or any part thereof, to an entity controlling Tenant, controlled by Tenant or under common control with Tenant.

           (d) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et. seq., (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Tenant, shall be and remain the exclusive property of Tenant and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Tenant's property under the preceding sentence not paid or delivered to Tenant shall be held in trust for the benefit of Tenant and be promptly paid or delivered to Tenant. The inclusion of this subparagraph in this Lease is not intended as, and shall not be construed as, the Landlord's consent to an assignment and/or assumption of this Lease.

           (e) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall upon demand execute and deliver to Tenant an instrument confirming such assumption. The inclusion of this subparagraph in this Lease is not intended as, and shall not be construed as, the Landlord's consent to an assignment and/or assumption of this Lease.

           (f) This Lease is a contract under which applicable law excuses Tenant from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e)(2) of the Bankruptcy Code, or any successor or substitute statutes.

      19. Transfers by Landlord. Landlord retains the right to transfer, in whole or in part, the Premises and all of Landlord's rights and obligations under this Lease. Upon the transfer of all of Landlord's rights and obligations under this Lease, Landlord's obligations hereunder shall cease.

      20. Estoppel Certificate. Tenant will, at any time and from time to time during the Term, within fifteen (15) days after requested by Landlord, execute, acknowledge, and deliver a statement in form satisfactory to Landlord certifying: (i) that Tenant is in possession of the Premises under the terms of this Lease; (ii) that this Lease is unmodified and in full force (or, if there have been modifications, that this Lease is in full force as modified and setting forth the modifications); (iii) the dates to which the rent has been paid; (iv) that to the knowledge of Tenant no default exists under this Lease (or specifying all defaults of which Tenant has knowledge); and (v) other matters as may be reasonably requested by Landlord. Any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Premises or any interest therein, and as between Tenant and such prospective purchaser or mortgagee, the statement will be binding upon Tenant for all purposes.

      21. Quiet Enjoyment. Subject to the other provisions in this Lease and, specifically, to the condition that Tenant pay all rent when due and keep and fulfill all of the terms, covenants, agreements and conditions to be performed by Tenant, Tenant will peaceably and quietly enjoy the Premises during the Term without any disturbance from Landlord or from any other person claiming an interest in the Premises.

      22. Subordination. This Lease is subject and subordinate to any mortgage or deed of trust which now or may in the future affect the Land or any interest of Landlord in the Building, and to all increases, renewals, modifications, consolidations, replacements, and extensions thereof. This Paragraph is self operative. No further instrument is required to effect the subordination of this Lease to any such mortgage or deed of trust. In confirmation of the subordination, however, Tenant agrees to execute, acknowledge, and deliver promptly any certificate or instrument requested by Landlord that evidences the subordination. Tenant agrees that if proceedings are brought for the foreclosure of any such mortgage or deed of trust or if the Premises are sold in lieu of foreclosure, Tenant will attorn to the purchaser at the foreclosure or sale in lieu thereof upon the purchaser's request. This Lease and all rights of Tenant are further subject and subordinate to the matters specified on Exhibit "D" hereto. Landlord represents and warrants to Tenant that at the time this Lease is fully executed no mortgage or deed of trust lien will affect the Premises. Notwithstanding anything to the contrary contained in this Paragraph 22, the subordination of any rights hereunder to any future mortgage holder of the Premises shall be conditioned upon such future mortgage holder's execution and delivery of a subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Tenant and such mortgage holder.

      23. Certain Rights Reserved by Landlord. Landlord has the following rights, exercisable without causing an eviction (constructive or actual) or disturbance of Tenant's possession of the Premises and without giving rise to any claim for setoff or abatement of rent:

           (a) after giving Tenant forty eight (48) hours' advance notice (except in the event of an emergency, when no notice shall be required with respect to making repairs), to enter upon the Premises at reasonable hours to inspect, clean or make repairs or alterations (without implying any obligation to do so) and to show the Premises to prospective lenders or purchasers or, during the last six (6) months of the Term, prospective tenants and, if the Premises are vacated, to prepare them for reoccupancy; and

           (b) to approve the weight, size and location of safes and other heavy equipment and articles in the Premises and to require that all such items and all furniture be moved into and out of the Building in the manner reasonably directed by Landlord (movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant).

      24. Default by Tenant. The occurrence of any one of the following events will be an event of default by Tenant under this Lease:

           (a) Tenant shall fail to pay Landlord when due any rental or other sum of money required under this Lease, and such failure shall continue for a period of five (5) business days after Landlord has given notice to Tenant that such payment is past due.

           (b) Tenant shall fail to perform or observe any term, covenant or condition of this Lease (other than a failure to timely pay rent or other charges) and Tenant fails to cure such failure within thirty (30) days after notice thereof is given by Landlord, but if the failure is of a nature that it cannot be cured within such 30 day period, Tenant shall not have committed an event of default if Tenant commences the curing of the failure within such thirty (30) day period and thereafter diligently pursues the curing of same.

           (c) Tenant shall become insolvent, or shall admit in writing its inability to pay its debts when due, shall make a transfer in fraud of its creditors, or shall make a general assignment or arrangement for the benefit of creditors, or all or substantially all of Tenant's assets or Tenant's interest in this Lease are levied on by execution or other legal process and such levy is not set aside within sixty (60) days after the occurrence of same.

           (d) A petition shall be filed by Tenant to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy shall be filed by Tenant, or any such petitions shall be filed against Tenant and shall not be removed within sixty (60) days.

           (e) A   receiver  or  trustee  shall   be  appointed  for  all  or
 substantially all the assets of Tenant or for Tenant's interest in this Lease.

           (f) Tenant shall abandon the Premises.

      25. Remedies of Landlord

           (a) The various rights, elections and remedies of Landlord contained in this Lease are cumulative. Upon the occurrence of any event of default by Tenant, Landlord shall have the option, without any notice to Tenant (except as expressly provided below) and with or without judicial process, to pursue any one or more of the following remedies:

               (i) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord.

               (ii) Landlord may enter upon and take custodial possession of the Premises by picking the locks if necessary, lock out or remove Tenant and any other person occupying the Premises and alter the locks and other security devices at the Premises, all without Landlord being deemed guilty of trespass or becoming liable for any resulting loss or damage and without causing a termination or forfeiture of this Lease or of the Tenant's obligation to pay rent.

               (iii) Landlord may enter the Premises and take possession of and remove any and all personal property situated in the Premises, without liability for trespass or conversion. If Landlord takes possession of and removes Tenant's personal property from the Premises, then until Tenant reclaims the property, Landlord may (but shall not be required to) store such personal property in a public warehouse or elsewhere at the cost of and for the account of Tenant without the resort to legal process and without becoming liable for any resulting loss or damage.

               (iv) Landlord may perform on behalf of Tenant any obligation of Tenant under this Lease which Tenant has failed to perform, and the cost of the performance will be deemed additional rental and will be payable by Tenant to Landlord upon demand.

 Landlord's pursuit of any remedy specified in this Lease will not constitute an election to pursue that remedy only, nor preclude Landlord from pursuing any other remedy available at law or in equity, nor constitute a forfeiture or waiver of any rent or other amount due to Landlord as described below.

           (b) In the event Landlord enters and takes possession of the Premises without causing a termination of this Lease, Landlord will have the right to relet the Premises as agent for Tenant, in the name of Tenant or Landlord or otherwise, on such terms as Landlord deems advisable. Landlord will not be required to incur any expense to relet the Premises and the failure of Landlord to relet the Premises shall not reduce Tenant's liability for monthly rentals and other charges due under this Lease or for damages. Landlord will not be obligated to relet for less than the then market value of the Premises or to relet the Premises when other comparable rental space offered by Landlord is available. Without causing a termination or forfeiture of this Lease after an event of default by Tenant, Landlord may: (i) relet the Premises for a term or terms to expire at the same time as, earlier than, or subsequent to, the expiration of the Term;
 (ii) remodel or change the use and character of the Premises; (iii) grant rent concessions in reletting the Premises if necessary in Landlord's judgment, without reducing Tenant's obligation for rentals specified in this Lease; and (iv) relet all or any portion of the Premises as a part of a larger area. Subject to the next subparagraph (c), Landlord may retain the excess, if any, of the rent earned from reletting the Premises over the rentals specified in this Lease.

           (c) No re-entry or reletting of the Premises or any filing or service of an unlawful detainer action or similar action will be construed as an election by Landlord to terminate or accept a forfeiture of this Lease or to accept a surrender of the Premises after an event of default by Tenant, unless a written notice of such intention is given by Landlord to Tenant; but notwithstanding any such action without such notice, Landlord may at any time thereafter elect to terminate this Lease by notifying Tenant.

           (d) Upon the termination of this Lease because of an event of default by Tenant, Landlord will be entitled to recover all unpaid rentals that have accrued through the date of termination plus the costs of performing any of Tenant's obligations (other than the payment of rent) that should have been but were not satisfied as of the date of such termination. In addition, Landlord will be entitled to recover, not as rent or a penalty but as compensation for Landlord's loss of the benefit of its bargain with Tenant, the difference between (i) an amount equal to the present value of the rent and any other sums that this Lease provides Tenant will pay for the remainder of the Term and for the balance of any then effective extension of the Term, and (ii) the present value of the net future rentals for such period that will be or with reasonable efforts could be collected by Landlord by reletting the Premises.

           (e) After an event of default by Tenant, Landlord may recover from Tenant from time to time and Tenant shall pay to Landlord upon demand, whether or not Landlord has relet the Premises or terminated this Lease, (i) such expenses as Landlord may incur in recovering possession of the Premises, terminating this Lease, placing the Premises in good order and condition and altering or repairing the same for reletting; and (ii) all other expenses, commissions and charges incurred by Landlord in exercising any remedy or as a result of the event of default by Tenant.

           (f) In the event that any future amount owing to Landlord or offsetting an amount owing to Landlord is to be discounted to present value under this Lease, the present value shall be determined by discounting at the per annum rate equal to the Discount Rate (as published in the Money Rates table of The Wall Street Journal one (1) business day following the date of the event of default), plus one and one-half percent (1 1/2%).

           (g) This Paragraph 25 shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any provision in this Paragraph shall not render any other provision unenforceable.

           (h) Notwithstanding anything in this Lease to the contrary all amounts payable by Tenant to or on behalf of Landlord under the Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code, or any successor or substitute statutes.

      26. Late Payment Charge. In the event Tenant fails to pay any rent specified in this Lease within five (5) business days after it is due, then Tenant agrees to pay to Landlord as a late payment charge an amount equal to five percent (5%) of the rent in arrears.

      27. No Waivers. No waiver by Landlord of any provision of this Lease will be deemed a waiver of any other provision or of any subsequent breach by Tenant. Landlord's consent to or approval of any act will not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. Landlord's acceptance of rent will not constitute a waiver of any preceding breach by Tenant of this Lease, regardless of Landlord's knowledge of the preceding breach at the time Landlord accepts the rent. Any payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent and additional rental stipulated in this Lease will be deemed to be on account of the earliest stipulated rental. Notwithstanding any endorsement or statement on any check or any letter accompanying any check or payment of Base Rent or additional rental, Landlord may accept such check or payment without prejudice to Landlord's right to hold the Tenant in default and recover the balance of any Base Rent or additional rental due and pursue any other remedy provided in this Lease. Landlord's failure to take any action in regard to Tenant's default, regardless of how long, will not constitute a waiver of such default. Any waiver of Tenant's default must be in writing and signed by Landlord. Any written waiver by Landlord will constitute a waiver only in the specific circumstances described in the waiver.

      28. Default by Landlord

           (a) All  covenants   of  Tenant  in  this  Lease  are  independent
 covenants, not conditioned upon Landlord's satisfaction of its obligations hereunder, except to the extent otherwise specifically provided herein.

           (b) If Landlord defaults in the performance of any of its obligations under this Lease, it will have thirty (30) days to cure after Tenant notifies Landlord of the default; or if the default is of a nature to require more than thirty (30) days to remedy, Landlord will have the time reasonably necessary to cure it, provided Landlord commences the cure within such thirty (30) day period and thereafter diligently pursues the cure to completion.

           (c) Tenant agrees to serve a notice of claimed default or breach by Landlord upon the lender (if any) holding a first mortgage or deed of trust against the Premises (herein called "Landlord's Mortgagee") if Tenant has been made aware in writing of the name and address of such lender. Notwithstanding anything to the contrary contained herein, Tenant will not exercise any remedy hereunder because of a default by Landlord before allowing Landlord's Mortgagee an additional fifteen (15) days beyond the same period following such notice to cure the default or breach as is allowed Landlord. But this subparagraph (c) will not be interpreted as creating or broadening any right of Tenant because of a default by Landlord.

           (d) In the event of a default by Landlord, Tenant shall not have the right to terminate this Lease, but shall be entitled to an action for damages. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease is limited to the interest of Landlord in the Premises (including current and future rents payable hereunder, insurance proceeds and condemnation proceeds), it being intended that Landlord not be personally liable for any judgment or deficiency.

      29. Attorneys' Fees. If, because either party fails to cure a breach of this Lease within any permitted cure period, the other party incurs attorneys' fees, then the breaching party will reimburse the other party for such fees upon demand.

      30. Notices. Any notice or document required or permitted to be delivered under this Lease must be in writing and will be deemed to be delivered, whether actually received or not, upon first attempted delivery if hand delivered or postmarked by the U. S. Postal Service, postage prepaid, registered or certified mail, return receipt requested, or sent by courier or Express Mail where evidence of delivery is retained, addressed to the parties at their respective addresses as set out in the Basic Lease Information, or at such other address as they specify by written notice delivered in accordance with this Paragraph.

      31. Time  of  Essence.   Time is  of the  essence  with respect  to the
 performance of every provision of this Lease in which time of performance is specified.

      32. Severability. A determination that any term or provision of this Lease, or the application thereof to any person or circumstance, is invalid or unenforceable, will not affect the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable.

      33. Authority. If Tenant is a corporation, Tenant will deliver certified resolutions to Landlord, upon request, evidencing that the execution and delivery of this Lease has been duly authorized and properly executed, and will deliver such other evidence of existence, authority and good standing as Landlord shall reasonably require.

      34. Recordation. Tenant hereby agrees that it will not file this Lease of record.

      35. Successors and Assigns. The conditions, covenants and agreements contained in this Lease will be binding upon and, subject to the provisions as to assignment and subletting, inure to the benefit of the parties, their respective heirs, executors, administrators, successors and assigns.

      36. Paragraph Headings. The paragraph headings contained in this Lease are for convenience only and will in no way enlarge or limit the scope or meaning of the various and several provisions.

      37. No Merger. There shall be no merger of this Lease or of Tenant's leasehold estate with the fee estate in the Premises by reason of the fact that the same person may acquire or hold, directly or indirectly, both all or any interest in this Lease or the leasehold estate and all or any interest in the fee estate.

      38. Construction. Tenant acknowledges that it has read and negotiated this Lease in its entirety and is familiar with and understands all its terms and provisions. Accordingly, Tenant agrees that if a dispute arises, this Lease will not be construed in favor of either party, nor shall the authorship of this Lease be a factor in any such construction.

      39. Survival. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Taxes and Insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the Term, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for Taxes and Insurance for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be.

      40. Environmental Liability.

           (a) As used herein, "Environmental Laws" shall mean all statutes, rules and regulations and orders of all applicable state, federal and county governmental authorities relating to health or the environment, including without limitation Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1317, Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., and the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., or any successor or substitute statutes.

           (b) The term "Hazardous Substances", as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances (including asbestos), the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Laws".

           (c) Tenant agrees that (i) all Hazardous Substances used on the Premises will be used and stored in accordance with Environmental Laws, (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials"), provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws; (iii) no portion of the Premises will be used as a landfill or a dump, (iv) Tenant will not install any underground tanks of any type, (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute or, with the passage of time, constitute a public nuisance, (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises except for the Permitted Materials, and if so brought thereon, the same shall be promptly removed or remediated, with proper disposal, and all required cleanup or remediation procedures shall be diligently undertaken pursuant to all Environmental Laws.

           (d) Tenant acknowledges receipt of the Final Voluntary Compliance Certificate of Completion ("VCP") issued by the Texas Natural Resource Conservation Commission, a copy of which is attached hereto as Exhibit "C" and incorporated by reference herein.

           (e) Landlord agrees not to bring any Hazardous Substances upon the Premises without Tenant's prior written consent. Except for the Hazardous Substances specifically identified and disclosed in (i) that certain Response Action Completion Report dated July 2000, prepared by Halff Associates, Inc. for Hitachi Semiconductor (America), Inc. and (ii) that certain Level II Asbestos Survey dated June 24, 1999, prepared by Industrial Hygiene & Safety Technology, Inc. for Halff Associates, Inc., Landlord shall indemnify, defend and hold Tenant harmless from and against any and all losses, claims, demands, actions, suits, damages, expenses, and costs which are brought or recoverable against, or suffered or incurred by Tenant as a result of any release of Hazardous Substances on or about the Premises (i) to the extent caused by Landlord, its agents or employees, and for which Landlord is obligated to remediate in accordance with any Environmental Laws or (ii) relating to any condition existing prior to Tenant's occupancy of the Premises, to the extent not attributable, in whole or in part, to Tenant's use or occupancy of the Premises.

      41. Landlord's Lien.

           (a) In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rent and other sums of money which have been or which will become due hereunder from Tenant now or hereafter situated at the Premises (the "Collateral"). The Collateral shall not be removed from the Premises without the consent of Landlord; provided, however, Tenant shall have the right to sell its inventory in the ordinary course of business. In the event any of the Collateral is removed from the Premises in violation of the covenant in the preceding sentence, the security interest shall continue in the Collateral and all proceeds and products of the Collateral, regardless of location. Upon an event of default hereunder by Tenant, in addition to all other rights and remedies, Landlord shall have all rights and remedies under the Uniform Commercial Code, including without limitation, the right to sell the Collateral described in this Paragraph at public or private sale upon five (5) days notice by Landlord. Tenant hereby agrees to execute such other instruments necessary or desirable under applicable law to perfect the security interest hereby created. Landlord and Tenant agree that this Lease and security agreement serve as a financing statement and that a copy, photographic or other reproduction of this portion of this Lease may be filed of record by Landlord and have the same force and effect as the original. This security agreement and financing statement also covers fixtures located at the Premises subject to this Lease and legally described in Exhibit "A" attached hereto and incorporated herein by reference and is to be filed for record in the real estate records.

           (b) Notwithstanding Paragraph 41(a), Landlord agrees that it will subordinate its security interest and Landlord's lien to the security interest of Tenant's supplier or institutional financial source for so long as the rental account of Tenant under this Lease is current (or brought current) provided that Landlord approves the transaction as being reasonably necessary for Tenant's operations at the Premises, and further provided that the subordination must be limited to a specified transaction and specified items of the fixtures, equipment or inventory involved in the transaction.

      42. Exhibits.   The following numbered exhibits are attached hereto and
 incorporated herein and made a part of this Lease for all purposes:

      Exhibit "A" -         Legal Description
      Exhibit "B" -         Renewal Option
      Exhibit "C" -         VCP
      Exhibit "D" -         Title Exceptions
      Addendum to Lease

      43. Entire Agreement; Amendments. This Lease supersedes any and all prior agreements with respect to the Premises between the parties and no oral statements, representations or prior written matter will be binding. Nothing contained in this Lease will give rise to duties or covenants on the part of the Landlord, express or implied, other than the express duties and covenants set forth herein. This Lease shall not be amended or added to in any way except by written instruments executed by both parties or their respective successors in interest.

      44. Security Deposit. On the date this Lease is executed by Tenant, Tenant shall deliver to Landlord the security deposit specified in the Basic Lease Information to be held by Landlord as a security deposit (the "Security Deposit") in accordance with the provisions of the Addendum To Lease paragraph 2 attached hereto and incorporated by reference herein. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rent or a measure of Tenant's liability for damages in case of default by Tenant. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and upon assumption by such transferee of liability for the Security Deposit, Landlord shall have no further liability for the return of such Security Deposit.

      45. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, the party responsible for taking such action shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of the party responsible for taking such action; provided, however, the provisions of this Section 45 shall never be construed as allowing an extension of time with respect to the payment of money owing by one party hereunder to the other party hereunder.

      46. Landlord's Representations, Warranties and Covenants:

      Landlord represents and warrants that:

           (a) Landlord has full right and lawful authority to enter into and perform the Landlord's obligations under this Lease for the full term hereof and has good and indefeasible title to the Premises in fee simple, free and clear of all contracts, leases, tenancies, agreements, easements, restrictions upon use or occupancy or other restrictions, violations, mortgages and other liens, encumbrances or exceptions to title of any nature whatsoever affecting the Premises, except for the matters specifically set forth on Exhibit "D" hereto; and

           (b) to Landlord's current actual knowledge, as of the date hereof all HVAC and other mechanical systems for the Premises are in good working order. In addition, Landlord shall warrant for a period of twelve (12) months from the Commencement Date the condition of the now existing chiller serving the Premises, and during such period agrees to repair or replace the same at Landlord's sole cost and expense.




                         [The Signature Page Follows]

      IN WITNESS WHEREOF, this Lease is executed by the parties on the day and year first written above.

                                    LANDLORD:

                                    PLAZAMERICA, INC.,
                                    a California corporation


                                    By: _____________________________________

                                    Name (printed): _________________________

                                    Title: __________________________________



                                    TENANT:

                                    CARRINGTON LABORATORIES, INC.,
                                    a Texas corporation


                                    By: _____________________________________

                                    Name (printed): _________________________

                                    Title: __________________________________

                                 EXHIBIT "A"

                             DESCRIPTION OF LAND

 Being all Lots in WALNUT HILL DISTRIBUTION CENTER-NORTH, SEVENTH INSTALLMENT, an Addition to the City of Irving, Texas, according to the Revised Map thereof recorded in Volume 81223, Page 1 of the Map Records of Dallas County, Texas.

                                 EXHIBIT "B"

                                RENEWAL OPTION


 Provided that, at the time of Tenant's exercise of the Option (defined below), this Lease is then in full force and effect and there is no uncured event of default under this Lease, Tenant shall have the option ("Option") to renew this Lease as follows:

      Tenant may, by notifying Landlord of its election in writing not less than six (6) months prior to the end of the Term (as the same may be extended), renew this Lease for two separate, successive additional term(s) (hereinafter "First Renewal Term" and "Second Renewal Term", respectively) beginning on the date next following the expiration date of the Term or First Renewal Term as applicable and continuing for sixty (60) months thereafter. Such renewal shall include the Premises, as well as any other space within the Building then being leased by Tenant as of the date of termination of the Term. The renewal of this Lease will be upon the same terms, covenants, and conditions applicable during the Term, as provided in the Lease, except that (a) the Base Rental payable during the First Renewal Term shall be an amount equal to the existing "market rental rate" (as defined below) as of the date on which the First Renewal Term commences, (b) the Base Rental payable during the Second Renewal Term shall be an amount equal to the existing "market rental rate" as of the date on which the Second Renewal Term commences, and (c) the defined term "Term" shall be deemed to include the First Renewal Term, and if exercised, the Second Renewal Term. As used herein, the phrase "market rental rate" shall mean the then prevailing market rate for comparable space in the vicinity of the Premises, taking into account the size of the Lease, the length of the renewal term and the credit of Tenant, taking into consideration whether tenant finish or brokerage commission will be payable. The failure of Tenant to exercise the Option within the time period set forth herein shall constitute a waiver and termination of such Option. In addition, any termination of this Lease during the Term shall terminate the Option.

                                  EXHIBIT "C"

                                      VCP




                                   [ LOGO ]

 Robert J. Muston, Chairman
 R.B. "Ralph" Marquez, Commissioner
 John M. Baker, Commissioner
 Jeffrey A. Saitas, Executive Director


                TEXAS NATURAL RESOURCE CONSERVATION COMMISSION
            Protecting Texas by Reducing and Preventing Pollution



   August 23, 2000


   Ms. Mary Mendoza
   Haynes & Boone, LLP
   600 Congress Avenue, Suite 1600
   Austin TX 78701-3236

   Re: Hitachi Semiconductor (America), Inc. Ul Site Located at 1505 Walnut Hill Lane, Irving, Dallas County; Voluntary Cleanup Program (VCP) No. 1106

   Dear Ms. Mendoza:

   The Texas Natural Resource Conservation Commission (TNRCC) has reviewed the reports entitled Affected Property Assessment Report (APAR) dated May 16, 2000 and the Response Action Completion Report (RACR) dated July 13, 2000 for the above referenced site. The information provided in the reports demonstrate attainment of Texas Risk Reduction Remedy A, Tier 1 in accordance with 30 Texas Administrative Code (TAC) S350.32. Therefore, the TNRCC agrees that no further action is necessary and issues the enclosed Certificate of Completion (COC).

   You may contact me with any questions  or comments you have at (512)  239-
   6226

   Sincerely,

   /S/

   Kenneth M. Forster, Project Manager
   Voluntary Cleanup Section
   Remediation Division

   KMF/ts

   Enclosures



      P.O. Box 13087 . Austin, Texas 78711-3087 . 512/239-1000
      Internet address: www.tnrec.state.tx.us

                TEXAS NATURAL RESOURCE CONSERVATION COMMISSION

                                    [LOGO]



                          VOLUNTARY CLEANUP PROGRAM
                       FINAL CERTIFICATE OF COMPLETION

 As provided for in S361.609. Subchapter S, Solid Waste Disposal Act (SWDA),
                        Texas Health and Safety Code.

 I, JACQUELINE S. HARDEE. P.E. DIRECTOR OF THE REMEDIATION DIVISION, TEXAS NATURAL ESOURCE CONSERVATION COMMISSION, CERTIFY UNDER S361.609, SWDA. TEXAS HEALTH AND ND SAFETY CODE, THAT NECESSARY RESPONSE ACTIONS HAVE BEEN COMPLETED FOR VCP NO. 1106 AS OF AUGUST 16, 2000 FOR THE TRACT(S) OF LAND DESCRIBED IN EXHIBIT "A" . BASED ON THE AFFIDAVIT OF COMPLETION OF RESPONSE ACTION EXHIBIT "B" AND WHICH ARE FURTHER DESCRIBED IN THE APPROVED FINAL REPORT FOR THE SITE AND DOES NOT REQUIRE MAINTENANCE OF ENGINEERING CONTROL, REMEDIATION SYSTEMS, POST CLOSURE CARE OR NON-PERMANENT INSTITUTIONAL CONTROLS AN APPLICANT WHO ON THE DATE OF APPLICATION SUBMITTAL WAS NOT A RESPONSIBLE PARTY UNDER S361.271 OR S361.275(g), SWDA AND ALL PERSONS WHO WERE NOT RESPONSIBLE PARTIES UNDER S361.271 OR S361.275(g), SWDA (eg., FUTURE OWNERS, FUTURE LESSEES, FUTURE OPERATORS AND LENDERS) ON THE DATE OF ISSUANCE OF THIS CERTIFICATE ARE QUA LIFIED TO OBTAIN THE PROTECTION FROM LIABILITY PROVIDED BY S361.610, SUBCHAPTER S, SWDA.


 EXECUTED this 22nd day of August, 2000



                                       /s/
                                       ------------------------------------
                                       Jacqueline S. Hardee, P.E., Director
                                       Remediation Division

 STATE OF TEXAS
 TRAVIS COUNTY
      BEFORE ME, on this the 22nd day of August, personally appeared Jacqueline S. Hardee, P.E., Director, Remediation Division, of the Texas Natural Resource Conservation Commission, known to me to be the person and agent of said commission whose name is subscribed to the foregoing instrument, and she acknowledged to me that she executed the same for the purposes and in the capacity therein expressed.


 GIVEN UNDER MY HAND AND SEAL. OF OFFICE, this the 22nd day of August , 2000

                                 /s/
                                 -------------------------------------------
                                 Notary Public in and for the State of Texas

 [NOTARY STAMP]

                                 EXHIBIT "A"
                TEXAS NATURAL RESOURCE CONSERVATION COMMISSION

                          VOLUNTARY CLEANUP PROGRAM
    LEGAL DESCRIPTION OF THE HITACHI U1 FACILITY - 1505 WALNUT HILL LANE,
                         IRVING, DALLAS COUNTY TEXAS
                                 VCP No. 1106


      The Ul Site. 1505 Walnut Hill  Lane, Irving, Dallas County, Texas is  a
      6.4589 acre tract, located at 1505 Walnut Lane Irving. Dallas County. Texas in the (William Bennett Survey Abstract (No. 147) and the (B.B.B. & C.R.R. Co. Survey). Abstract (No. 214), and being all of Walnut Hill Distribution Center - North, Seventh Installment and Addition to the City of Irving. recorded in Volume (No.81223) , Page (No.I) of the Deed of Records Dallas County, Texas, said 6.4589 acre property is more particularly described as follows:

       ( See the enclosed metes and bounds for a more detailed description)

                                  EXHIBIT "B"
                TEXAS NATURAL RESOURCE CONSERVATION COMISSION
                           VOLUNTARY CLEANUP PROGRAM
                   AFFIDAVIT OF COMPLETION OF RESPONSE ACTION


      Hitachi Semiconductor (America), Inc. (the Applicant) has completed response actions; if necessary pursuant to Chapter 361. Subchapter S, SWDA, at the tract of land described in Exhibit "A" to this certificate that pertains to Hitachi UI Facility (the Site), VCP No. 1106 located at 1505 Walnut Hill Lane in Irving, (Dallas County), Texas. The Site was owned by NEC Partners A-1 LP at the time the application to participate in the Voluntary Cleanup Program was filed. The Applicant has submitted and received approval from the Texas Natural Resource Conservation Commission Voluntary Cleanup Section on all plans and reports required by the Voluntary Cleanup Agreement. The plans and reports were prepared using a prudent degree of inquiry of the Hitachi U1 Facility consistent with accepted industry standards to identify all hazardous substances, waste and contaminated media of regulatory concern. The response actions for the Hitachi U1 Facility have achieved response action levels acceptable for Residential land use as determined by the standards of the TNRCC. The response action eliminated substantial present or future risk to public health and safety and to the environment from releases and threatened releases of hazardous substances and/or contaminants at or from the Hitachi U1 Facility. The Applicant has not acquired this certificate of completion by fraud, misrepresentation, or knowing failure to disclose material information. Further information concerning the response action at this Site may be found in the final report at the central office of the TNRCC under VCP No. 1106.

      The preceding is true and correct to the best of my knowledge and belief


                                  By:/s/               8/9/00
                                  -------------------------------------
                                  Print Name Yuji Ogasaward/Senior
                                             Vice President & Secretary

                    CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT


    State of California

    County of Santa Clara

    On August 8, 2000 before me, Carol A. Iwameto Notary Public personally appeared Yuji Ogasaward


                                 [   ]  personally known to me
                                 [ X ]  proved to me on the basis of
                                        satisfactory evidence

                                 to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                                 WITNESS my hand and official seal.
 [ NOTARY SEAL ]
                                 /s/
                                 ---------------------------
                                 Signature of Notary Public


                                   OPTIONAL

 Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form, to another document.


    Description of Attached Document

    Title or Type of Document: Affidavit of Completion of Response Action
                               ------------------------------------------

    Document Date: August 9, 2000    Number of Pages: one, single sided
                   --------------                     -------------------
    Signer(s) Other Than Named Above:  None
                                       ----------------------------------

    Capacity Claimed by Signer

    Signers Name Yuji Ogasaward
            -------------------
    [   ]   Individual
    [ X ]   Corporate Officer - Title(s):   Sr. VP & Secretary
    [   ]   Partner  [   ]   Limited   [   ]   General
    [   ]   Attorney in Fact
    [   ]   Trustee
    [   ]   Guardian or Conservator
    [   ]   Other:

    Signer Is Representing Hitachi Semiconductor (America) Inc.

                             PROPERTY DESCRIPTION

   BEING a 6.4589 acre tract of land situated in the William Bennett Survey, Abstract No. 147 and the B.B.B, & C.R.R. Co. Survey, Abstract No. 214, and being all of Walnut Hill Distribution Center - North, Seventh Installment, and Addition to the City of Irving according to the plat thereof recorded in Volume 81223, Page, 1, Map Records, Dallas County Texas, and being more particularly described as follows:

   BEGINNING at a 5/8" iron rod found for corner in the west line of Walnut Hill Lane (110' R.O.W.) said corner being a the intersection of said west line with the south line of Westridge Drive (60' ROW.), said corner also being at the beginning of a curve to the left having a central angle of 13 54'04", a radius of 1091.62 feet, a tangent distance of 133.08 feet and a chord distance and bearing of S 15 35'29' E. 264.20 feet;

   THENCE with the said west line of Walnut Will Lane and along said curve to the left, an arc distance of 264.85 feet to a 5/8" iron rod set for corner, said corner also being the northeast corner of the NEC America Addition, an Addition to the City of Irving, as recorded in Volume 84064, Page 3147, Map Records, Dallas County, Texas;

   THENCE S 79 01'41" W, departing said west line and along the north line of said Addition, a distance of 689.71 feet to a 5/8" iron rod set for corner at the northwest corner of said Addition and in the northeast line of the Dallas-Ft.Worth Regional Airport;

   THENCE N 44 46'10" W, along said northeast line, a distance of 22.50 feet to a 5/8 iron rod set for corner;

   THENCE N 44  46'14" W, continuing along said northeast line, a distance of
   388.12 feet to a 5/8' iron rod set for corner, said corner also being the southeast corner of lots 1, 2, and 3, Fourteenth Installment, Walnut Hill Business Park, Sector XII, Phase 2, an Addition to the City of Irving as recorded in Volume 81007, Page 567, Map Records, Dallas County, Texas;

   THENCE N 45 13'46" E, along the southeast line of said Addition, a distance of 302.89 feet to a 5/8' iron rod found for corner in the aforementioned south line of Westridge Drive, said corner also being at the beginning of a curve to the left having a central angle of 46 45'17", a radius of 641.32 feet, a tangent distance of 277.22 feet and a chord bearing and distance of S 73 41'44" E, 508.93 feet;

   THENCE with said south line of Westridge Drive and along said curve to the left, an arc distance of 523.33 feet to a 5/8" iron rod found for corner;

   THENCE  N 82 55'37"  E, continuing along  said south line,  a distance  of
   193.25 feet to the POINT OF BEGINNING and containing 281,349 square feet or 6.4589 acres of land, more or less.

     A-101828. 1

                             PROPERTY DESCRIPTION
                Hitachi Semiconductor (America) Inc. U-1 Site
                               VCP Number 1106

                       [ PROPERTY SURVEY APPEARS HERE ]

                                    EXHIBIT "D"

                                 TITLE EXCEPTIONS

 1. Restrictive covenants filed in Volume 73166, Page 1001; Volume 76229, Page 2437; Volume 77154, Page 1096, Volume 79122, Page 749; and in Volume 82071, Page 3241 of the Deed Records of Dallas County, Texas.

 2. The following, all according to plat recorded in Volume 81223, Page 1, of the Map Records of Dallas County, Texas:

      a. Building setback line fifty (50) feet in width along the East property line.

      b. Building setback line thirty (30) feet in width along the North property line.

      c. Utility easement fifteen (15) feet in width along the North, East and Southwest property line.

      d. Utility easement five (5) feet in width along the Southeast property line.

      e. Drainage and utility easement seven and one-half (7.5) feet in width along the Northwest property line.

 1. Annual maintenance charge and/or current assessments as set out in instrument dated August 22, 1973, and recorded in Volume 73166, Page 1001 of the Deed Records of Dallas County, Texas.

 2. Avigation Release in favor of the City of Irving as reflected on the plat.

 3. Dallas-Fort Worth Regional Airport Ordinance No. 71-100, recorded in Volume 82173, Page 178, Deed Records, Dallas County, Texas.